UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 7, 2017

New Residential Investment Corp.
(Exact name of registrant as specified in its charter)

Delaware
 (State or other jurisdiction of incorporation)

001-35777 (Commission File Number)	45-3449660 (IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor New York, New York (Address of principal executive offices)	10105 (Zip Code)

Registrant’s telephone number, including area code (212) 479-3150

N/A
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 7, 2017, New Residential Investment Corp. (the “Company”), NRZ Advance Receivables Trust 2015-ON1 (an indirect subsidiary of the Company, the “Issuer”), HLSS Holdings, LLC (an indirect subsidiary of the Company, the “Sponsor”), Deutsche Bank National Trust Company (“Deutsche Bank”), Ocwen Loan Servicing, LLC (“Ocwen”) and Credit Suisse AG, New York Branch (“Credit Suisse”) entered into a financing transaction pursuant to which the Issuer issued $400,000,000 of rated receivables-backed term notes (the “Series 2017-T1 Notes”).  The Series 2017-T1 Notes are all issued under the Indenture dated as of August 28, 2015, as amended by Amendment No. 1 thereto dated as of June 30, 2016, by and among the Issuer, Deutsche Bank, Ocwen, the Sponsor, Credit Suisse and the Company (the “Indenture”).

The Series 2017-T1 Notes are secured by receivables for corporate and escrow advances made by Ocwen, principal and interest advances made by Ocwen and accrued and unpaid servicing fees payable to Ocwen under certain identified securitization servicing agreements (the “Underlying Servicing Agreements”).  The collateral securing the Series 2017-T1 Notes cross-collateralizes six other series of outstanding notes previously issued by the Issuer.

The Series 2017-T1 Notes bear fixed interest, varying by class, ranging from 3.2143% to 5.8150% per annum.  The revolving period for the Series 2017-T1 Notes ends on February 16, 2021.  If the Series 2017-T1 Notes are still outstanding at the end of the revolving period, the Issuer will be required to repay one-twelfth of the remaining principal balance of the Series 2017-T1 Notes each month until the principal balance of the Series 2017-T1 Notes is paid in full.

The events of default and target amortization events under the Series 2017-T1 Notes include customary events such as:  (i) failing an interest coverage test; (ii) failing a collateral performance test; (iii) failing to deliver certain reports; (iv) material breaches of transaction documents beyond applicable cure periods; (v) nonpayment of principal, interest or other amounts when due; (vi) insolvency of Ocwen, the Sponsor or the subsidiaries of the Sponsor party to the transaction documents; (vii) the Issuer becoming subject to registration as an “investment company” within the meaning of the 1940 Act; and (viii) Ocwen or the Sponsor failing to comply with the deposit and remittance requirements under any Underlying Servicing Agreements.

Upon the occurrence of an event of default or a target amortization event in respect of the Series 2017-T1 Notes, the Issuer may be subject to any or all of (i) an interest rate increase on the notes, (ii) an amortization of all or a portion of the notes or (iii) an acceleration of principal repayment.

Upon the occurrence and during the continuance of an event of default in respect of the Series 2017-T1 Notes, the holders of the requisite percentage of all of the notes issued by the Issuer may declare the notes and all other obligations of the applicable issuer immediately due and payable, other than a bankruptcy event of default, which automatically causes such obligations to become immediately due and payable and the termination of any funding commitments.

The definitive documents related to the Series 2017-T1 Notes contain customary representations and warranties, as well as affirmative and negative covenants.  Affirmative covenants include, among others, reporting, providing of notices of material events, maintaining books and records, complying with laws, complying with covenants under the Underlying Servicing Agreements and maintaining certain servicing standards with respect to the advances and the related mortgage loans.  Negative covenants include, among others, limitations on amendments to the Underlying Servicing Agreements and limitations on amendments to the procedures and methodology for reimbursing advances or determining that advances have become non-recoverable.

The Series 2017-T1 Notes were issued by the Issuer under the Indenture and a series indenture supplement dated as of February 7, 2017.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Issuer’s direct financial obligations under the notes is hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
4.1
Series 2017-T1 Indenture Supplement, dated as of February 7, 2017, by and among NRZ Advance Receivables Trust 2015-ON1, Deutsche Bank National Trust Company, Ocwen Loan Servicing, LLC, HLSS Holdings, LLC, Credit Suisse AG, New York Branch and New Residential Investment Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW RESIDENTIAL INVESTMENT CORP.
(Registrant)

/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer

Date:  February 8, 2017

EXHIBIT INDEX

Exhibit Number	Description
4.1
Series 2017-T1 Indenture Supplement, dated as of February 7, 2017, by and among NRZ Advance Receivables Trust 2015-ON1, Deutsche Bank National Trust Company, Ocwen Loan Servicing, LLC, HLSS Holdings, LLC, Credit Suisse AG, New York Branch and New Residential Investment Corp.